News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (314) 523-8354 Ian Chadsey, Manager, Investor Relations (905) 238-3904 Email: investor.relations@tlcvision.com

TLCVision Concludes Annual Shareholder Meeting
& Adds New Board Member

St. Louis, Missouri, June 27, 2005: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, announced that all items proposed at the annual general meeting, held on June 23, 2005, were voted on and approved by shareholders. The items approved were:

•	Shareholder Rights Plan. Original plan expired in November 2004 and the new plan was adopted by the Board of Directors on March 4, 2005.

•	Amendment of TLCVision’s By-laws to increase the quorum at shareholders’ meetings from not less than 20% to not less than 33 1/3% of the votes entitled to be cast at any such meeting, which is in compliance with NASDAQ listing requirements.

•	All existing members of the Board elected to another term and new member, Michael D. DePaolis, O.D., elected to serve in an open seat.

•	Appointment of Ernst & Young LLP as auditors of TLCVision for 2005.

“We are pleased to have attracted an optometric industry leader the caliber of Dr. Michael DePaolis to our already strong Board of Directors ,” commented Jim Wachtman, President and Chief Executive Officer of TLCVision. “His extensive experience in industry affairs as well as private practice will be a great asset in guiding overall strategy for TLCVision.”

Michael D. DePaolis, O.D. is a co-founder and member of DePaolis and Ryan, O.D., PC, a professional optometric corporation located in Rochester, NY, since 1995. He is a Fellow of the American Academy of Optometry and has been the Chief Optometric Editor of Primary Care Optometry News since 1995. Dr. DePaolis is an Adjunct Clinical Professor of Optometry at the Pennsylvania College of Optometry and is a Clinical Associate in the Department of Ophthalmology at the University of Rochester School of Medicine. He has served as a member of the Professional Advisory Panel for Refractive Surgery Services/Data-Site and served as a Visiting Professor at the L.V. Prasad Eye Institute in Hyderabad, India. Dr. DePaolis also served on the editorial boards of Contact Lens Spectrum and Review of Optometry. He has also served as an FDA Clinical Investigator and participates in the FDA Speaker Bureau.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality care. We maintain leading positions in Refractive, Cataract and Optometric Services markets, plus the AMD market through our significant ownership in OccuLogix, Inc (NASDAQ: RHEO, TSX: RHE). The key drivers of TLCVision‘s strategy are our affiliated network of over 13,000 eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by strong financial performance, a culture of operational excellence and an experienced management team. The Company’s common shares trade on the NASDAQ National Market under the symbol ‘TLCV’ and on the Toronto Stock Exchange under the symbol ‘TLC’. More information about the Company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.